SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): April 4, 2006


                         LINK PLUS CORPORATION
          ----------------------------------------------------
         (Exact name of registrant as specified in its charter)


            DELAWARE                 0-28627          52-1018174
  ------------------------------    ---------        ------------
 (State or other jurisdiction of   (Commission       (IRS Employer
      incorporation)               File Number)    Identification No.)


     6996 COLUMBIA GATEWAY DRIVE, SUITE 104, COLUMBIA, MD 21046
     ----------------------------------------------------------
         (Address of principal executive offices)(Zip Code)


                          (410) 953-7177
         --------------------------------------------------
         Registrant's telephone number, including area code


                          NOT APPLICABLE
    -----------------------------------------------------------
   (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events


      The Board of Directors of the Corporation has elected Louis
B. Lichtenfeld to serve as a director of the Corporation, effective from April 4, 2006 and until the next Annual Meeting of the Stockholders, at which time he will be nominated for re-election. During his career, Mr. Lichtenfeld has served in three capacities within the financial community-investor, operating manager and investment banker:

     (a) As an investor, he has been a principal in 50 companies ranging from later stage, mature operating businesses to venture capital funding of new technologies. Currently, he is President of Willow Atlantic Companies, a private equity investment fund targeting small and mid-sized management buyouts. He has held this position since 2004.

     (b) He has held senior operating positions including President (1993-1996) of Sulcus Computer, a public company providing information technology/systems to the hospitality industry as well as serving as President or Chief Financial Officer of several private companies.

     (c) As an investment banker, he held management positions with Dean Witter (1980-1988) and Wachovia (Kemper, 1988-
     1991), Rodman & Renshaw and National Securities. He has led more than 300 investment banking assignments ranging from registered offerings of equity (IPOs and secondary) and debt, institutional placements, and numerous merger and acquisition transactions.

     Mr. Lichtenfeld has degrees from Wharton School of the University of Pennsylvania (BS-1973), Columbia University (MBA-
1977) and DePaul University College of Law (JD-1981).


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                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LINK PLUS CORPORATION


April 20, 2006                    By:/s/ JONATHAN P. GLUCKMAN
                                     ------------------------------------
                                     Jonathan P. Gluckman,
                                     President & Chief Operating Officer


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